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                                                                      Exhibit 24

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints JOHN P. O'GRADY, GERALD J. POLLACK and JOHN B. CANNING his or her true and lawful attorneys-in-fact, with full power in each to act without the other, and with full power of substitution and resubstitution, to sign in the name of such person and in each of his or her offices and capacities in Rayonier Inc. (the "Company") a Registration Statement of the Company on Form S-8 relating to plan interests and up to 750,000 Common Shares of the Company issuable under the Rayonier Investment and Savings Plan for Salaried Employees (the "Plan") and all amendments (including post-effective amendments) and supplements to such Registration Statement and to a previously filed Registration Statement relating to plan interests and up to 300,000 Common Shares of the Company issuable under the Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Dated: December 8, 1995

/s/ Ronald M. Gross
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Ronald M. Gross

/s/ William J. Alley
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William J. Alley

/s/ Rand V. Araskog
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Rand V. Araskog

/s/ Donald W. Griffin
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Donald W. Griffin

/s/ Paul G. Kirk, Jr.
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Paul G. Kirk, Jr.

/s/ Katherine D. Ortega
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Katherine D. Ortega


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/s/ Burnell R. Roberts
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Burnell R. Roberts

/s/ Nicholas L. Trivisonno
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Nicholas L. Trivisonno

/s/ Gordon I. Ulmer
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Gordon I. Ulmer